Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

BEN (Nasdaq: BNAI) Strengthens Balance Sheet with Over $1.24 Million in Liability Reductions

Including Conversion of $504,684 in affiliate debt at $2.10 Per Share

WILMINGTON, Del. — December 18, 2025 — Brand Engagement Network, Inc. (Nasdaq: BNAI) (“BEN” or the “Company”), a developer of secure and governed multimodal artificial intelligence solutions for regulated industries, today announced actions that strengthened its balance sheet through the conversion of debt into equity and the reduction of outstanding liabilities.

On December 17, 2025, BEN Capital Fund One LLC, a long-term investor of the Company, converted $504,684 of matured debt into equity at a conversion price of $2.10 per share, fully satisfying the related principal, accrued interest, and loan fees.

Additionally, the Company has reduced outstanding liabilities through negotiated settlements and payments with third-party counterparties, including more than $250,010 reduction in accounts payable and the complete satisfaction of a vendor-related obligations exceeding $487,306. Collectively, these actions have reduced the Company’s outstanding liabilities by more than $1,242,000, significantly improving the Company’s balance sheet and financial flexibility.

Additional information regarding these transactions is included in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

About Brand Engagement Network, Inc.

Brand Engagement Network, Inc. (Nasdaq: BNAI) develops secure, governed multimodal artificial intelligence solutions designed for regulated industries. The Company’s technology enables intelligent, compliant engagement across conversational AI, voice, and digital interfaces.

Forward-Looking Statements: Certain statements in this communication are “forward-looking statements” within the meaning of federal securities laws. They are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, BEN’s current expectations, assumptions, plans, strategies, and anticipated results. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. There are a number of risks, uncertainties and conditions that may cause BEN’s actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to the risk factors described in Part I, Item 1A of Risk Factors in BEN’s Annual Report on Form 10-K for the year ended December 31, 2024 and the other risk factors identified from time to time in BEN’s other filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements may include words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “should,” “may,” “will,” “might,” “could,” “would,” or similar expressions.

Media Contact

Amy Rouyer
amy@beninc.ai

Investor Contact

Investor Relations
investors@beninc.ai